Exhibit 10.3

CLEAR STREET GROUP INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability.

(a) This option, together with the Option Shares during the period prior to exercise, shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

(b) Prior to the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, this option, together with the underlying unexercised Option Shares, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

(c) Except as otherwise provided in Paragraph 3(a), until the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, this option, together with the underlying unexercised Option Shares, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Corporation’s repurchase rights or in connection with a Change in Control in which this option shall terminate and cease to be outstanding.

4. Dates of Exercise. This option shall become exercisable in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Involuntary Termination of Service other than for Misconduct: Should Optionee cease to remain in Service for any reason (other than death, Disability, Misconduct or voluntary resignation) while this option is outstanding, then Optionee shall have a period of [___] months following the later of (i) the Vesting Date or (ii) Optionee’s termination of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Death: Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death shall have the right to exercise this option. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the expiration of the [___] month period measured from the later of (i) the Vesting Date or (ii) date of Optionee’s death, but in no event shall this option be exercisable at any time after the Expiration Date.

(c) Disability: Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of [___] months following the later of (i) the Vesting Date or (ii) the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(d) Voluntary Resignation: Should Optionee cease to remain in Service due to voluntary resignation while this option is outstanding, then Optionee shall have a period of [___] months following the later of (i) the Vesting Date or (ii) the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(e) Misconduct: Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

(f) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is vested and exercisable pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. This option shall not become exercisable for any additional Option Shares following Optionee’s cessation of Service, except to the extent set forth in the Vesting Schedule specified in the Grant Notice or as specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not been exercised.

6. Change in Control.

(a) Should a Change in Control occur white this option is outstanding, then this option may, as determined by the Plan Administrator in its sole discretion, be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an option granted by the successor corporation (or parent thereof), (iii) continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation (or parent thereof) which preserves the spread existing on the unvested Option Shares at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Vesting Schedule applicable to those unvested Option Shares. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder. The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made under any cash retention program described in clause (iv) above to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.

(b) To the extent this option is not assumed, substituted, continued or replaced in accordance with Paragraph 6(a), this option shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to this option and may be exercised for any or all of those shares as fully-vested shares of Common Stock, unless the acceleration of this option is precluded pursuant to the provisions of Paragraph 5(f) above.

(c) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(d) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the actual holders of the

Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent thereof) may in connection with the assumption or continuation of this option and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of the class of Common Stock underlying this option in such Change in Control.

(e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment to Option Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock as a result of a spin-off transaction or extraordinary distribution or should there occur any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares. In addition, the Corporation may condition the issuance of Option Shares on Optionee’s execution of stockholders and/or similar agreements in such form as may be in effect between the Corporation and its significant stockholders immediately prior to such issuance.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation;

(B) should the Common Stock underlying this option be registered under Section 12 of the 1934 Act at the time this option is exercised, in shares of such Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or

(C) should the Common Stock underlying this option be registered under Section 12 of the 1934 Act at the time this option is exercised, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (A) to a brokerage firm (with such brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of applicable securities laws.

(v) Execute and deliver to the Corporation stockholders and/or similar agreements in such form as may be in effect between the Corporation and its significant stockholders immediately prior to such issuance.

(vi) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable tax withholding requirements applicable to the option exercise.

(vii) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(b) In no event may this option be exercised for any fractional shares.

10. RIGHTS OF FIRST REFUSAL. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PLAN AND/OR THE NOTICE OF EXERCISE.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of- laws rules.

16. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Code 409A Waiver and Release.

(a) Optionee hereby agrees and acknowledges that the Board has taken reasonable steps to value the Common Stock underlying this option and to set the Exercise Price at (or above) the fair market value per share of Common Stock underlying this option on the Grant Date so that the option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the Common Stock is not readily tradable on an established securities market, there can be no assurance that the Exercise Price is at least equal to the fair market value per share of Common Stock underlying this option on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such fair market value and that the option is accordingly subject to Code Section 409A, then Optionee would be subject to the following adverse tax consequences:

(i) As the option vests in accordance with the Vesting Schedule, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the fair market value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Corporation would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the fair market value of the Option Shares purchasable under the vested option until the option is exercised or cancelled as to those Option Shares.

(iii) In addition to normal income taxes payable as the option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in fair market value over the period the option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

(b) Optionee hereby further agrees and acknowledges that Optionee may incur the same or similar tax consequences, including (without limitation) a second penalty tax, under state income tax laws. Optionee accepts the risk of any unfavorable tax consequences under applicable state laws to options granted with an Exercise Price less than the fair market value of the Option Shares on the Grant Date.

(c) Optionee hereby agrees to bear the entire risk of such adverse federal and state tax consequences in the event the option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Corporation and/or its Board, the Corporation’s affiliates and their governing bodies, and all of their respective officers, employees, stockholders or other equityholders arising from or relating to the tax treatment of the option under Code Section 409A and the corresponding provisions of any applicable state income tax laws and shall not seek any indemnification or other recovery of damages against the Corporation and/or its Board, the Corporation’s affiliates and their governing bodies, and all of their respective officers, employees, stockholders or other equityholders with respect to any adverse federal and state tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of state income tax laws) as a result of the option.

18. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Disability.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Shares for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Shares and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

19. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver by email or other electronic means any documents related to Optionee’s current or future participation in the Plan, this option, the Option Shares, any other securities of the Corporation or any other Corporation- related documents, including notices to stockholders required by applicable law, the Corporation’s Certificate of Incorporation and/or Bylaws. Optionee hereby (i) consents to receive such documents by email or other electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents related to the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation. The Corporation may deliver the above-described documents to Optionee by sending a communication to Optionee’s email address set forth under Optionee’s signature on the Grant Notice or, if no email address is set forth on the Grant Notice, to the last email address for Optionee the Corporation has on file.

20. Definitions. The following definitions shall be in effect under the Agreement:

(a) Agreement shall mean this Stock Option Agreement.

(b) Board shall mean the Corporation’s Board of Directors.

(c) Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities or a business combination of the corporation and a publicly-traded special purpose acquisition company (or a subsidiary thereof) be deemed to constitute a Change in Control.

(d) Code shall mean the Internal Revenue Code of 1986, as amended.

(e) Common Stock shall mean the Corporation’s common stock.

(f) Corporation shall mean Clear Street Group Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Clear Street Group Inc.

(g) Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

(h) Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(i) Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

(j) Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

(k) Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

(l) Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Capital, Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that if the option is designated as an Incentive Option in the Grant Notice, then such Fair Market Value shall be determined in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

(m) Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

(n) Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

(o) Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

(p) Misconduct shall mean “Cause”, as such term is defined in any employment agreement entered into between Optionee and the Corporation (or any Parent or Subsidiary), and in the absence of such a definition shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

(q) 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

(r) Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

(s) Notice of Exercise shall mean the notice of exercise and purchase agreement in substantially the form of Exhibit B to the Grant Notice.

(t) Option Shares shall mean the number of shares of Common Stock subject to the option.

(u) Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

(v) Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w) Plan shall mean the Corporation’s Amended and Restated 2021 Stock Incentive Plan.

(x) Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

(y) Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform active services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the option (if designated as an Incentive Option in the Grant Notice) may be exercised as such an Incentive Option under the federal tax laws, Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3) month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.

(z) Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital, Global or Global Select Market or the New York Stock Exchange.

(aa) Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(bb) Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which this option is to vest and become exercisable for the Option Shares in a series of installments over Optionee’s period of Service.